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                         INDEPENDENT AUDITORS' CONSENT





The Board of Directors
TriVergent Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.





Greenville, South Carolina
April 14, 2000